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                                                                      Exhibit 11

                FRONTIER NATIONAL CORPORATION AND SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month and nine-month periods ended September 30, 2001 and 2000.


                                                    Three-Months Ended                Nine-Months Ended
                                                       September 30,                    September 30,
                                                  ---------------------------  --------------------------------
                                                      2001             2000            2001              2000
                                                  ----------       ----------      ----------        ----------
Basic Earnings Per Share:
 Net income.................................      $  524,683       $  428,526      $1,534,168        $1,869,720
                                                  ==========       ==========      ==========        ==========

 Earnings on common shares..................      $  524,683       $  428,526      $1,534,168        $1,869,720
                                                  ==========       ==========      ==========        ==========

 Weighted average common shares
   outstanding - basic......................       3,427,877        3,418,243       3,424,855         3,416,748
                                                  ==========       ==========      ==========        ==========

 Basic earnings per common share............      $     0.15       $     0.13      $     0.45        $     0.55
                                                  ==========       ==========      ==========        ==========

Diluted Earnings Per Share:
 Net income.................................      $  524,683       $  428,526      $1,534,168        $1,869,720
                                                  ==========       ==========      ==========        ==========

 Weighted average common shares
   outstanding - diluted....................       3,537,183        3,492,566       3,524,514         3,485,083
                                                  ==========       ==========      ==========        ==========

 Diluted earnings per common share..........      $     0.15       $     0.12      $     0.44        $     0.54
                                                  ==========       ==========      ==========        ==========